Exhibit 10.36

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED

EXECUTIVE DEFERRED COMPENSATION AND CONSULTING AGREEMENT

This Amendment No. 1 to the Amended and Restated Executive Deferred Compensation and Consulting Agreement (this “Amendment”) between Hexcel Corporation, a Delaware corporation (“Hexcel” or the “Company”), and Robert G. Hennemuth (“Employee”) is entered into as of December 31, 2020 (the “Effective Date”).

WHEREAS

A.The Company and Employee entered into that certain Amended and Restated Executive Deferred Compensation and Consulting Agreement (the “Original Agreement”) effective December 31, 2007, as authorized by the Compensation Committee of Hexcel’s Board of Directors (the “Board”).

B.Employee and the Company wish to enter into this Amendment, which has been approved by the Compensation Committee of the Board, to replace the reference in the Original Agreement to the interest rate published by the Pension Benefit Guaranty Corporation (“PBGC”) with a comparable rate given that, effective January 1, 2021, the previously published rate will no longer be available for use.

NOW, THEREFORE, in consideration of the services to be rendered in the future by Employee, the parties hereto agree as follows:

1.Amendment

Section 1.6 of the Original Agreement shall be replaced in its entirety by the following:

“1.6Actuarial Equivalence.  Determinations of actuarial value or actuarial equivalence under this Agreement, excluding for purposes of determining the Lump Sum Insurance Amount as described in Section 10.1, shall be made by Hexcel's independent actuary, using the 1994 Group Annuity Reserving Mortality Table and an interest rate equal to 120% of the immediate interest rate for the month in which benefits commence under this agreement as determined in accordance with the Pension Benefit Guaranty Corporation Regulation Section 4022 Appendix C.”

2.Miscellaneous

Other than as set forth in this Amendment, all terms used in this Amendment shall have the meaning set forth in the Original Agreement. Other than as amended by this Amendment, all other terms in the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 3rd day of December 2020.

HEXCEL CORPORATION
a Delaware corporation

/s/ Robert G. Hennemuth	By	/s/ Gail E. Lehman
Robert G. Hennemuth	Name	Gail E. Lehman
	Its	Executive Vice President, General
Counsel and Secretary

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